                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary proxy statement
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       General DataComm Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                       General DataComm Industries, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 6, 1997
 ------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GENERAL DATACOMM INDUSTRIES, INC. (the "Corporation") will be held at the Corporate offices of The Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, on Thursday, February 6, 1997 at 4:00 P.M. for the following purposes:

     1. To elect two directors to serve for a term of three years and until their successors are elected.

     2. To consider and take action upon a proposal to adopt an amendment to the 199l Stock Option Plan by which an additional 925,000 shares of the Corporation's Common Stock, $.10 par value, will be reserved for issuance thereunder.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on December 10, 1996 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the Meeting.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN,
                                          Secretary

Dated: December 10, 1996

--------------------------------------------------------------------------------

     IMPORTANT: THE MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND IS MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299

                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of General DataComm Industries, Inc. (the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, February 6, 1997 and at all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on December 23, 1996. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it any time before it is exercised by giving written notice to the Corporation, Attention: Secretary, to such effect. A stockholder attending the meeting in person may make his or her own nomination from the floor when the election of directors is considered. Proxies properly executed and received in time for the meeting will be voted.

     The close of business on December 10, 1996 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting. There were outstanding as of the close of business on December 10, 1996 and entitled to be voted at the meeting, 18,852,558 shares of Common Stock and 2,137,443 shares of Class B Stock. All of said shares are entitled to one (l) vote on all matters voted on at the Annual Meeting, voting as a single class. The holders of Class B Stock are entitled to ten (10) votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board) provided such nomination is not made by one (l) or more holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten (10) votes per share for the election of directors at the Annual Meeting.

     The affirmative vote, in person or by proxy, of the holders of a majority of the shares of Common Stock and Class B Stock voted, together as a single class, is required to elect two (2) directors. The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock, together as a single class, is required to authorize the amendment to the 199l Stock Option Plan authorizing an additional 925,000 shares.

     The proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. If any other specification is made by a stockholder in the proxy, it will be voted as specified. In the discretion of the proxy-holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of December 10, 1996 with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock by all persons known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock or Common Stock who are deemed to be such beneficial owners of the Corporation's Class B Stock or Common Stock under Rule 13d-3. Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

                                                                                                 PERCENT
       TITLE                 NAME AND ADDRESS              AMOUNT AND NATURE        PERCENT       OF ALL
     OF CLASS               OF BENEFICIAL OWNER         OF BENEFICIAL OWNERSHIP     OF CLASS     CLASSES
------------------- ----------------------------------- -----------------------     --------     --------
Class B Stock $.10  Charles P. Johnson                         1,434,462*              67.1%*       8.1%*
  par value         General DataComm Industries, Inc.
                    Middlebury, CT 06762-1299
                    James R. Arcara                              428,515**             20.0**       2.9**
                    General DataComm Industries, Inc.
                    Middlebury, CT 06762-1299
Common Stock $.10   Connor, Clark & Company, Ltd.              1,220,736***             6.5***      5.8***
  par value         40 King Street West
                    Toronto, Ontario M5H 3Y2
                    Travelers Group, Inc.                      2,260,010****           12.0****    10.8****
                    Smith Barney Holdings, Inc.
                    Smith Barney Inc.
                    388 Greenwich Street
                    New York, NY 10013

---------------
   * The amount and percent of Class B Stock and percent of all classes do not include 8,643 shares of Class B Stock or 10,857 shares of Common Stock owned by trusts or in custody for the benefit of Mr. Johnson's daughter, or l,250 shares of Class B Stock owned by his wife, the beneficial ownership of which he disclaims. The percent of all classes includes 4,976 shares of Common Stock owned by Mr. Johnson, 25,302 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 10, 1996, 222,657 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days following December 10, 1996 and 36,630 shares of Common Stock issuable upon conversion of the Corporation's 9% Convertible Exchangeable Preferred Stock ("Preferred Stock").

  ** The amount and percent of Class B Stock and percent of all classes include
     98,299 shares owned directly by Mr. Arcara and 330,216 shares, or 15.4% of the outstanding Class B shares, held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Johnson (318,016 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (12,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares held as trustee. He disclaims beneficial ownership of these 330,216 shares. In addition, the percent of all classes includes 83,145 shares of Common Stock owned directly by Mr. Arcara with his wife, 21,256 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 57,928 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children for which he disclaims beneficial ownership and 22,500 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days following December 10, 1996.

 *** Based on telephonic advice, Connor, Clark & Company Ltd. is an institutional investment manager which has sole voting authority on the above shares held in numerous accounts which it manages, none of which individually holds more than 5% of the outstanding Common Stock. The number of shares reported is as of December 10, 1996 and includes 65,75l shares of Common Stock issuable upon conversion of the Corporation's Preferred Stock owned by Connor, Clark & Company Ltd.

**** Based on Schedule 13G, Amendment No. 2, dated July 9, 1996 and telephonic advice, Travelers Group Inc. ("Travelers"), a parent holding company, Smith Barney Holdings Inc. ("SBH"), a corporation, and Smith Barney Inc., a registered broker-dealer, share investment discretion and voting authority on certain of the shares of Common Stock held in their accounts. Travelers, which is deemed to own 2,260,010 shares (including the 2,115,010 shares held by SBH and Smith Barney Inc.), is the sole common stockholder of SBH which is deemed to own 2,115,010 shares (including the 1,719,710 shares held by Smith Barney Inc.), and SBH is the sole common stockholder of Smith Barney Inc. which owns 1,719,710 shares. The number of shares reported is as of June 30, 1996.

                         ITEM 1.  ELECTION OF DIRECTORS

     The nominees, Messrs. Lee M. Paschall and John L. Segall, were elected directors of the Corporation at the 1994 and 1995 meetings of stockholders for a three (3) year term and two (2) year term, respectively. Set forth opposite the name of each nominee and each director whose term continues past the meeting is his principal occupation for the past five (5) years, the name and principal business of any corporation or other organization in which such employment is carried on, other business directorships held, his age and the year in which the term of office for which he is a nominee or the term of such office will expire.

     Management has no reason to believe that the nominees are not available or will not serve if elected, but if any nominee should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other person as may be nominated.

                                        POSITION WITH THE CORPORATION,         BECAME A        TERM
                NAME                     PRINCIPAL OCCUPATION AND AGE          DIRECTOR       EXPIRES
------------------------------------  -----------------------------------      --------       -------
Charles P. Johnson..................  Chairman of the Board of Directors         1969           1998
                                      and Chief Executive Officer; 69
Howard S. Modlin....................  Secretary of the Corporation and           1969           1998
                                      member of the law firm of Weisman
                                      Celler Spett & Modlin, P.C.;
                                      Director of Fedders Corporation and
                                      Trans-Lux Corporation; 65
Frederick R. Cronin.................  Vice President, Corporate                  1981           1999
                                      Technology; 65
Lee M. Paschall.....................  Consultant; former Chairman,               1981           2000
                                      President of American Satellite
                                      Company, 1981 to 1985;
                                      Telecommunications Consultant
                                      between August 1978 and August
                                      1981. Previous thereto, he was a
                                      Lieutenant General, United States
                                      Air Force; Director of Radiation
                                      Systems, Inc.; 74
John L. Segall......................  Consultant; Vice Chairman of GTE           1994           2000
                                      199l-1994; Vice Chairman of Contel
                                      Corp. 1989-199l; Director of Perot
                                      Systems and Norwalk Savings
                                      Society; 70

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Each nominee, each director whose term continues past the meeting and each executive officer listed in the Summary Compensation Table (on page 6) have advised the Corporation that, as of December 10, 1996, he owned beneficially, directly or indirectly, securities of the Corporation in the amounts set forth opposite his name.

                                     SHARES OF                     SHARES OF
                                      COMMON        PERCENT         CLASS B         PERCENT      PERCENT OF
               NAME                 STOCK OWNED     OF CLASS     STOCK OWNED(1)     OF CLASS     ALL CLASSES
----------------------------------  -----------     --------     --------------     --------     -----------
Charles P. Johnson................     289,565(2)      1.5%         1,434,462(2)      67.1%           8.1%
Howard S. Modlin..................       l,666(3)     --                6,750(3)       0.3%         --
Frederick R. Cronin...............      86,199(4)      0.5%            25,000(4)       1.2%           0.5%
Lee M. Paschall...................       7,666(5)     --                5,770          0.3%           0.1%
John L. Segall....................       2,666(6)     --              --              --            --
Ross A. Belson....................     149,277(7)      0.8%           --              --              0.7%
William S. Lawrence...............     107,303(8)      0.6%            36,558          1.7%           0.7%
James R. Arcara...................     184,829(9)      l.0%           428,515(9)      20.0%           2.9%
V. Jay Damiano....................      39,078(10)     0.2%           --              --              0.2%
Directors and Officers
  as a group (15 individuals
  including the above)............   1,04l,526(11)     5.3%         1,959,055(11)     91.7%          13.9%

---------------
 (1) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

 (2) Includes 222,657 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days following December 10, 1996, 25,302 shares of Common Stock held in the Corporation's 40l(k) Stock Fund as of December 10, 1996 and 36,630 shares issuable upon conversion of the Corporation's Preferred Stock shares held by him. Does not include 8,643 shares of Class B Stock, 10,857 shares of Common Stock owned by trusts or in custody for the benefit of his daughter, nor 1,250 shares of Class B Stock owned by his wife, the beneficial ownership of which he disclaims.

 (3) Includes l,666 shares of Common Stock which Mr. Modlin could acquire by the exercise of stock options within sixty (60) days following December 10, 1996. Does not include 31,400 shares of Class B Stock nor 112,000 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which Mr. Modlin disclaims.

 (4) Includes 67,754 shares of Common Stock which Mr. Cronin could acquire by the exercise of stock options within sixty (60) days following December 10, 1996 and 2,363 shares of Common Stock held in the Corporation's 40l(k) Stock Fund as of December 10, 1996. Does not include 15,900 shares of Class B Stock owned directly by members of his immediate family, the beneficial ownership of which he disclaims.

 (5) Includes l,666 shares of Common Stock which Mr. Paschall could acquire by the exercise of stock options within sixty (60) days following December 10, 1996.

 (6) Includes l,666 shares of Common Stock which Mr. Segall could acquire by the exercise of stock options within sixty (60) days following December 10, 1996.

 (7) Includes 123,977 shares of Common Stock which Mr. Belson could acquire by the exercise of stock options within sixty (60) days following December 10, 1996.

 (8) Includes 87,776 shares of Common Stock which Mr. Lawrence could acquire by the exercise of stock options within sixty (60) days following December 10, 1996 and 18,127 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 10, 1996. Does not include 860 shares of Common Stock owned by his wife, the beneficial ownership of which he disclaims.

 (9) Includes 22,500 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days following December 10, 1996, 21,256 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 10, 1996, 57,928 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children (for which he disclaims beneficial ownership) and 330,216 shares of Class B Stock held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Johnson (318,016 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (12,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares as trustee, and he disclaims beneficial ownership of these 330,216 shares.

(10) Includes 34,131 shares of Common Stock which Mr. Damiano could acquire by the exercise of stock options within sixty (60) days following December 10, 1996 and 39l shares of Common Stock held in the Corporation's 40l(k) Stock Fund as of December 10, 1996.

(11) Includes 633,551 shares of Common Stock which persons in the group have the right to acquire by the exercise of stock options within sixty (60) days following December 10, 1996, 75,082 shares of Common Stock held in the Corporation's 401(k) Stock Fund as of December 10, 1996, 318,016 shares of Class B Stock and 57,928 shares of Common Stock held by Mr. Arcara, Vice President, Corporate Operations, as trustee under various trusts for the benefit of Mr. Johnson's family, 12,200 shares of Class B Stock held by Mr. Arcara as trustee under an insurance trust for the benefit of Mr. Johnson and 36,630 shares of Common Stock issuable upon conversion of the Corporation's Preferred Stock shares owned by Mr. Johnson. Does not include 61,917 shares of Class B Stock and 124,217 shares of Common Stock owned directly by members of the directors' and officers' immediate families, the beneficial ownership of which they disclaim.

         EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS WITH MANAGEMENT

     The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal years ended September 30, 1996, 1995 and 1994 to the Corporation's five (5) most highly compensated executive officers whose compensation for the fiscal year ended September 30, 1996 exceeded $100,000:
                           SUMMARY COMPENSATION TABLE

                                              ANNUAL
                                         COMPENSATION(1)
                                    --------------------------                              ALL OTHER
             NAME AND                        SALARY     BONUS     OPTIONS (#)     OTHER    COMPENSATION
        PRINCIPAL POSITION          YEAR      ($)        ($)        GRANTED        ($)        ($)(2)
----------------------------------  -----   --------   -------    -----------    -------   ------------
Charles P. Johnson................   1996    498,658   135,000       90,000       16,868      58,520
  Chairman of the Board of           1995    487,918   100,000           --       15,756      58,520
  Directors and Chief                1994    476,410   100,000       66,450       13,189      61,076
  Executive Officer
Ross A. Belson....................   1996    264,290    75,000       42,500        8,237       2,250
  President and Chief                1995    257,575    55,000           --        8,306       2,250
  Operating Officer                  1994    248,562    75,000       30,000        6,885       4,806
William S. Lawrence...............   1996    186,498    25,800       25,000        9,501       2,250
  Senior Vice President              1995    182,471    19,000           --        9,730       2,250
  Finance and Chief                  1994    178,136    34,000       15,000        7,879       4,121
  Financial Officer
James R. Arcara...................   1996    154,584    16,125       15,000       13,843       2,250
  Vice President                     1995    151,361    11,875           --       13,498       2,250
  Corporate Operations               1994    148,101    23,750       10,000       12,374       2,788
V. Jay Damiano,...................   1996    149,596    55,737       20,000        6,767       2,250
  Senior Vice President              1995    120,138    59,762           --        5,299       2,250
  U.S. Sales                         1994    114,055    62,250       11,000        1,486       3,425

---------------
(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts.

(2) The Corporation's Board of Directors has approved the continued employment of Mr. Charles P. Johnson to at least age 70. The Corporation is paying the annual premium on a $1,000,000 life insurance policy on Mr. Johnson's life at an approximate annual cost of $56,300, included in all other compensation, so long as Mr. Johnson is an employee of the Corporation. Mr. Johnson's designee is the owner of said policy. The balance of Mr. Johnson's all other compensation and amounts reported for the other executives reflect the Corporation's contributions under its 40l(k) plan.

     In November 1995, the Corporation's principal bank lender issued a $200,000 letter of credit in favor of Mr. Johnson to secure Mr. Johnson's obligations to make certain repairs in connection with construction of a new home. Mr. Johnson reimbursed the Corporation for the $1,500 cost of the letter of credit and such letter of credit expired without liability to the Corporation.

     During the fiscal year ended September 30, 1996, $640,000 in fees, an amount which the Corporation believes is fair, was paid to the law firm of which Howard S. Modlin is a member.

BOARD COMPENSATION COMMITTEE REPORT

     All matters concerning executive compensation for the Chief Executive Officer and other executive officers are considered by the Corporation's entire Board of Directors since there is no separate Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officer and all other executive officers, the Board considers management's recommendation based upon past salary levels, industry surveys, experience, capability, normal salary increase levels in past years, and the Corporation's and respective individual's performances during the last fiscal year. The Chief Executive Officer's compensation and bonus are based upon the above factors and include three-quarters (3/4) of one-percent (l%) of the Corporation's pretax earnings, but in no event shall the Chief Executive Officer's annual bonus be less than $100,000.

LOANS

     During fiscal 1996, the Corporation granted an unsecured loan to Mr. William S. Lawrence, Senior Vice President, Finance and Chief Financial Officer of the Corporation, in the amount of $85,000 at an 8.13% rate of interest. The loan, which was payable on demand, was repaid in its entirety, including interest, in October 1996. In October 1996, the Corporation granted an unsecured loan to Mr. Dennis J. Nesler, Vice President and Treasurer of the Corporation, in the amount of $68,200 at an 8.24% rate of interest. The loan is payable on demand and remained outstanding at December 10, 1996. Both loans were for the personal needs of the respective executive officers.

STOCK OPTION PLANS

     Under the terms of the Corporation's Stock Option Plans, the Corporation has reserved a total of 3,603,267 shares of Common Stock as of December 10, 1996, including the 925,000 shares authorized by the Board of Directors in April 1996 to be approved by the stockholders at the Annual Meeting in 1997. Officers and key employees selected by the Chairman of the Board or the Stock Option Committee, as the case may be, may be granted incentive stock options at an exercise price equal to or greater than the market price per share on the date of grant and non-incentive stock options at an exercise price equal to, greater than or less than the market price per share on the date of grant. Once granted, options become exercisable in whole or in part after the first year and expire within ten (10) years. The Chairman of the Board or the Stock Option Committee, as the case may be, determines the number of stock options to be granted to any person, subject to the limitations on incentive stock options in Section 422 of the Internal Revenue Code of 1986. There are no stock appreciation rights under the Stock Option Plans.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table is a summary of all stock options granted pursuant to the Corporation's Stock Option Plans during the period October 1, 1995 through September 30, 1996. There are no stock appreciation rights under the Plans. In addition, the table shows the potential gain that could be realized if the fair market value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the ten (10) year period of the option term.

                                          % OF                                      POTENTIAL REALIZABLE
                                          TOTAL                                           VALUE AT
                                         OPTIONS       EXERCISE                     ASSUMED ANNUAL RATES
                                       GRANTED TO      OR BASE                      OF STOCK APPRECIATION
                                        EMPLOYEES       PRICE                          FOR OPTION TERM
                        OPTIONS(#)       IN LAST         PER        EXPIRATION     -----------------------
         NAME            GRANTED       FISCAL YEAR      SHARE          DATE           5%           10%
----------------------  ----------     -----------     --------     ----------     --------     ----------
Charles P. Johnson....    90,000           7.4%        $12.3125       10/9/05      $696,653     $1,765,315
Ross A. Belson........    42,500           3.5%         12.3125       10/9/05       328,975        833,621
William S. Lawrence...    25,000           2.1%         12.3125       10/9/05       193,515        490,365
James R. Arcara.......    15,000           1.2%         12.3125       10/9/05       116,109        294,219
V. Jay Damiano........    20,000           1.6%         12.3125       10/9/05       154,812        392,292

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION TABLES

     The following table sets forth number of shares acquired on exercise during the fiscal year ended September 30, 1996 by the five highest compensated executive officers, the value realized on exercise, the number of unexercised options at September 30, 1996 and the value of unexercised in-the-money options at September 30, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                            VALUE OF
                                                                     NUMBER OF            UNEXERCISED
                                                                    UNEXERCISED           IN-THE-MONEY
                                                                     OPTIONS AT            OPTIONS AT
                                                                       FY END                FY END
                               NUMBER OF SHARES                  ------------------    ------------------
                                 ACQUIRED ON         VALUE          EXERCISABLE/          EXERCISABLE/
            NAME                   EXERCISE         REALIZED       UNEXERCISABLE         UNEXERCISABLE
-----------------------------  ----------------    ----------    ------------------    ------------------
Charles P. Johnson...........       154,000        $2,213,400       156,207/196,450    $1,092,477/292,200
Ross A. Belson...............            --                --       101,477/112,500       747,420/305,000
William S. Lawrence..........            --                --        87,776/ 40,000          655,714/  --
James R. Arcara..............            --                --        20,000/ 35,000       150,200/ 71,250
V. Jay Damiano...............            --                --        26,931/ 36,000       160,177/ 35,250

EMPLOYEE STOCK PURCHASE PLAN

     The Corporation's 1979 Employee Stock Purchase Plan (the "Purchase Plan") was approved by the stockholders in February 1980. A total of 265,704 shares of Common Stock, after giving effect to stock splits in February and November, 1980 and May 1984, was originally reserved for issuance under the Purchase Plan. The following amendments were authorized by the Board and approved by the stockholders at previous meetings: an additional 2,360,000 shares, after adjustment for the 1984 stock split, were added to the Purchase Plan; the termination date of the Purchase Plan was extended to 200l; the minimum term of employment for employees eligible for participation in the Purchase Plan was reduced from six (6) months to 9l days; and participating employees were required to end their participation at least two (2) business days instead of one (l) prior to the end of any six (6) month period in which payroll amounts are deducted for participants ("Payment Period"). On November l, 1990, the Board amended the Purchase Plan to provide that: (i) if 85% of the average market price per share of the Common Stock is less than the book value per share at the beginning of a Payment Period, the Purchase Plan is suspended; (ii) if 85% of the average market price per share at the end of a Payment Period is less than the book value per share, the payroll deductions are refunded; and (iii) if 85% of the average market price per share at the beginning of a Payment Period is less than the book value per share at the end thereof, the purchase price is the book value per share. Accordingly, the Purchase Plan was suspended in November 1990 as 85% of the average market price per share was less than the book value per share. The Board can reinstate the Purchase Plan at any time that 85% of the average market price per share exceeds the book value per share and the Payment Period's starting and ending dates would be adjusted accordingly. The Plan was reinstated March 1, 1992 and again suspended when market price per share fell below book value per share. The Purchase Plan was again reinstated on March 1, 1993 and is currently in effect.

     The following table sets forth information as to executive officers of the Corporation as a group and all other employees who participated in the Purchase Plan during the period October 1, 1995 through September 30, 1996:

                                                          NUMBER       AGGREGATE       AVERAGE
                    NAME OF INDIVIDUAL                   OF SHARES      PURCHASE      PRICE PER
                   OR IDENTITY OF GROUP                  PURCHASED       PRICE          SHARE
    ---------------------------------------------------  ---------     ----------     ---------
    All executive officers (4 persons in the Purchase
      Plan)............................................     6,232      $   60,937       $9.78
    All other employees (370 persons)..................   152,021      $1,468,640       $9.66

EMPLOYEE RETIREMENT SAVINGS AND DEFERRED PROFIT SHARING PLAN

     Under the retirement savings provisions of the Corporation's Employee Retirement Savings and Deferred Profit Sharing Plan (the "Plan"), established under Section 401(k) of the Code in fiscal 1987, U.S. employees are generally eligible to contribute to the Plan after three (3) months of continuous service in amounts determined by the Plan. The Corporation contributes an additional 50% of the employee contribution up to certain limits not to currently exceed 1 1/2% of total eligible compensation and 2% effective January 1, 1997. Employees become fully vested in the Corporation's contributions after three (3) years of continuous service, death, disability or upon reaching age 65. The Plan year for the Retirement Savings 401(k) portion of the Plan coincides with the calendar year, and the Corporation's contribution is paid in the following calendar year if the participant was employed on December 31 of the Plan year.

     The deferred profit sharing provisions of the Plan include retirement and other related benefits for substantially all of the Corporation's full-time employees. Contributions under the Plan are funded annually and are based, at a minimum, upon a formula measuring profitability in relation to revenues. Additional amounts may be contributed at the discretion of the Corporation. Contributions to the Plan are allocated to each participant based upon individual earnings in proportion to the earnings of all participants. There were no contributions made for deferred profit sharing in fiscal 1996.

     The Corporation's contributions to the Retirement Savings 401(k) portion of the Plan for calendar 1995, paid for in 1996, amounted to $827,657 for all participants, including the $2,250 on behalf of each of the named officers in the Summary Compensation Table.

                     FIVE YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five (5) fiscal years ended September 30, 1996 with the total return on the Standard & Poors 500 Stock Index ("S&P 500") and an industry peer group ("Peer Group") based upon the Value Line Computers & Peripherals Industry in which the Corporation is included. The stockholder return shown on the graph is not intended to be indicative of future performance of the Corporation's Common Stock.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*

     GENERAL DATACOMM INDUSTRIES, INC., STANDARD & POORS 500 AND VALUE LINE
                           COMPUTER-PERIPHERAL INDEX
                     (PERFORMANCE RESULTS THROUGH 9/30/96)

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)                 GDC               S&P 500        COMPUTER-PERIPH.
1991                                            100.00              100.00              100.00
1992                                            133.33              111.20               91.73
1993                                            414.29              125.68               81.28
1994                                           1076.19              130.62              110.63
1995                                            561.90              169.56              170.90
1996                                            428.57              201.70              219.65

Assumes $100 invested, at the close of trading on September 30, 1991, in General DataComm Industries, Inc. Common Stock, Standard & Poors 500, and the Value Line Computers & Peripherals Industry.

* Cumulative total return assumes reinvestment of dividends.

           ITEM 2.  PROPOSED AMENDMENT TO THE 1991 STOCK OPTION PLAN

     The 1991 Stock Option Plan (the "1991 Plan") was approved by the stockholders at the April 2, 1992 Annual Meeting. It is intended to provide an incentive to key employees, including officers and directors, who are employees of the Corporation and its subsidiaries, and to offer an inducement in obtaining the services of key personnel. The 1991 Plan is in addition to the Corporation's existing 198l and 1984 Incentive Stock Option Plans, the 1979 Stock Option Plan, the 1979 Employee Stock Purchase Plan and the 1983 and 1985 Stock Option Plans. No further options may be granted under the 198l and 1984 Incentive Stock Option Plans and the 1979, 1983 and 1985 Stock Option Plans. The Board of Directors has previously authorized amendments to all such stock option plans to permit payment to be made by delivery of shares of the Corporation's Common Stock valued at the market price for such shares at the time of exercise, to conform such plans to changes in the Tax Reform Act of 1986 and to conform such plans to comply with Rule 16b-3 under the Securities Exchange Act of 1934.

     Options granted under the 1991 Plan may be either "incentive stock options" within the meaning of Section 422A of the Code as amended or nonstatutory options. The 1991 Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974.

SUMMARY OF THE PLAN

     The basic provisions of the 1991 Plan are as follows:

     l. Six hundred twenty-five thousand (625,000) shares of the Common Stock, $.10 par value, of the Corporation were originally authorized for issuance under the Plan, and an additional aggregate of one million seven hundred seventy-five thousand (1,775,000) shares were approved by the stockholders at the 1993, 1994 and 1995 Annual Meetings. An additional 925,000 shares are to be approved at the 1997 Annual Meeting. Of such 3,325,000 total as of December 10, 1996, 2,467,474 options have been granted (including 365,900 of the 925,000 shares subject to stockholder approval at the 1997 Annual Meeting) and are outstanding, 352,249 options have been exercised, and 857,526 options remain available for grant, including 559,100 of the additional 925,000 shares subject to stockholder approval.

     2. The 1991 Plan is administered by the Chairman of the Board of Directors of the Corporation as to all employees other than employees subject to Section 16 of the Securities Exchange Act of 1934 (generally executive officers), who reports to the Board of Directors the names of those granted stock options, the number of shares covered by each option, the applicable option prices and the type of option. The Stock Option Committee of the Board of Directors reports to the Board of Directors with respect to the names of employees subject to Section 16 of the Securities Exchange Act of 1934 granted stock options, the number of shares covered by each option, the applicable option prices and the type of option.

     3. The granting of an option under the 1991 Plan takes place whenever the Chairman of the Board or Stock Option Committee, as the case may be, makes such grant and designates the person for the receipt of the option. Each option is evidenced by an appropriate Stock Option Contract.

     4. The 1991 Plan terminates on December 4, 2001, and no option shall be granted under the 1991 Plan after that date.

     5. The option price at which non-incentive stock options may be granted shall be the fair market value of the Common Stock on the date the option is granted or such greater or lesser price as determined by the Chairman of the Board or Stock Option Committee, as the case may be. The option price at which incentive stock options may be granted shall not be less than the fair market value of the Common Stock on the date the option is granted, except that if the optionee would own more than 10% of the total outstanding shares of Common and Class B Stock of the Corporation if the option were to be exercised on the date of grant, the exercise price of such option shall be not less than 110% of the market price for said shares on the date of grant.

     6. The maximum term of each non-incentive stock option shall be for a period not exceeding ten (10) years from the date of grant thereof and the term of each incentive stock option shall likewise be for a period not exceeding ten (10) years from the date of grant thereof (but only five (5) years if the optionee owns more than 10% of the voting power).

     7. Except in limited situations as expressly provided in the 1991 Plan, no option granted under the 1991 Plan may be exercised during the life of the optionee, unless the optionee remains in the continuous employ of the Corporation or one of its subsidiaries from the date of grant to the date of exercise. The option shall be exercisable in whole or in part, from time to time, during the term thereof, as may be determined by the Chairman of the Board or Stock Option Committee, as the case may be, and stated in the option, provided, however, that unless otherwise permitted by the Board of Directors as to all outstanding options, no option may be exercised prior to the first anniversary of the date of grant of such option.

     8. Payment for shares purchased will be made in full in cash or by the surrender of shares of Common Stock of the Corporation valued at the market price for such shares at the time of exercise of the option under the 1991 Plan.

     9. If an optionee holds more than one (l) non-incentive stock option under the 1991 Plan or more than one (l) incentive stock option granted on or after January 1, 1987, the options may be exercised by the optionee in any order.

FEDERAL INCOME TAX CONSEQUENCES

     Tax Aspects -- Non-Incentive Stock Options

     Messrs. Weisman Celler Spett & Modlin, P.C., the Corporation's legal counsel, have advised that under existing Treasury regulations, with respect to non-incentive stock options, (i) an optionee will not realize taxable income upon the grant of an option; (ii) the difference between the option price and the fair market value of the shares on the date of exercise is taxable as ordinary income to the optionee at the time of exercise and is allowable to the Corporation, as an income tax deduction; (iii) the ordinary income to the optionee will be treated as compensation to the optionee which is subject to income tax withholding by the Corporation; (iv) the optionee will take a basis in the shares for tax purposes equal to the sum of the option price plus the amount of his or her ordinary income; and (v) any gain or loss on a subsequent sale of the shares, which will equal the difference between the sales proceeds and the optionee's tax basis in the shares, will be capital gain or loss at the time of sale.

     Tax Aspects -- Incentive Stock Options

     The Corporation has been advised by such legal counsel that the federal income tax consequences of incentive stock options under present law are generally as follows: if an option is an incentive stock option, the optionee will recognize no income upon grant or exercise (except for purposes of computing alternative minimum tax described below) of the incentive stock option and as such, the Corporation will not be allowed a deduction for federal tax purposes as it would in the case of the exercise of a non-statutory stock option. Upon the sale of the shares by the optionee (assuming that the sale occurs no sooner than two (2) years after grant of the option and one (l) year after exercise of the option), any gain will be capital gain to the optionee. If the optionee fails to hold the shares for the foregoing period, the disposal is treated as a disqualifying disposition. The gain on such disposition is ordinary income to the optionee to the extent of the difference between the option price and the lower of either fair market value of the shares on the date of exercise, or the net sales price realized upon disposition of the shares. In such event, the Corporation will be entitled to an income tax deduction equal to the ordinary income amount to the optionee.

     In order for an option to qualify as an incentive stock option, (i) the option must be granted pursuant to a plan which includes the aggregate number of shares which may be issued under options and the employees (or class of employees) eligible to receive options; (ii) such option is granted within ten
(10) years from the date such plan is adopted, or the date such plan is approved by the stockholders, whichever is earlier; (iii) the option must be exercised while the optionee is an employee of the Corporation or a subsidiary of the Corporation, or no more than three months after the optionee's employment ceases (twelve (12) months in the case of termination following the optionee's total disability); (iv) the option may not by its terms be exercisable after the expiration of ten (10) years from the date it is granted;
(v) the option price must not be less than the fair market value of the stock at the time such option is granted; (vi) the option plan must be approved by the stockholders within twelve (12) months after the date such plan is adopted;
(vii) the option by its terms is non-transferable other than upon death of the optionee and is exercisable only by the optionee during his or her lifetime;
(viii) if the optionee owns more than 10% of the voting power of all classes of the Corporation's stock at the time the option is granted, the option price must be at least 110% of the fair market value on the date of grant and the option may not be exercised after five (5) years from the date of grant. The aggregate fair market value, determined at time of grant, of stock for which an employee may exercise incentive stock options for the first time in any calendar year under all plans cannot exceed $100,000.

     For purposes of computing the alternative minimum tax, the spread between the fair market value of the stock on the exercise date and the option price is no longer an item of tax preference. Rather, the spread is added to taxable income as an adjustment in computing alternative minimum tax, and the basis of the acquired stock is the fair market value on the date of exercise.

     The selection of officers, executives and employees who will be granted options, and the number of shares to be offered shall be made by the Chairman of the Board or the Stock Option Committee, as the case may be. However, it is presently expected that approximately l,700 such persons, of whom 15 are executive officers or directors, will be eligible for consideration by the Chairman of the Board or the Stock Option Committee, as the case may be. The Corporation intends to register the additional shares covered by the 1991 Plan under the Securities Act of 1933 before the options may be exercised.

     The preceding summary of certain provisions of the 1991 Stock Option Plan is qualified in its entirety by reference to the complete text of the 1991 Plan which is set forth as Exhibit A of this Proxy Statement.

     The affirmative vote of a majority of the shares entitled to vote is required to approve the proposed amendment to the 1991 Plan authorizing 925,000 additional shares. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE 1991 PLAN AUTHORIZING ADDITIONAL SHARES. IT IS INTENDED THAT PROXIES SOLICITED HEREBY WILL BE VOTED FOR SUCH AMENDMENT TO THE PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Coopers & Lybrand was selected by the Board of Directors as auditors for the Corporation's fiscal year ended September 30, 1996, the twenty first year such firm has been the auditors of the Corporation.

     Representatives of such auditors are expected to be at the Annual Meeting of Stockholders and will be permitted to make a statement to the stockholders if they desire and to respond to any appropriate questions addressed by the stockholders to such auditors. No decision has yet been made as to the selection of the Corporation's auditors for the 1997 fiscal year.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's monthly reporting compliance program, the Corporation believes that during the preceding year all filing requirements applicable to executive officers and directors were met. During September 1996 Mr. Charles P. Johnson paid the Corporation $33,966 because his purchase of the Corporation's Preferred Stock in a private transaction on September 30, 1996 was deemed a purchase of the underlying Common Stock issuable on conversion thereof and matched against his prior sale of Common Stock in June 1996 at a price higher than the conversion price of the Preferred Stock.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 1996, the Board of Directors had six (6) meetings. All of the Directors attended at least 75% of such meetings. Non-employee directors currently receive a fee of $1,200 for each meeting which they attend and an annual fee of $8,000. Under a plan adopted by the Board of Directors in 1982, non-employee directors have the opportunity to elect to defer receipt of all or a portion of their fees plus interest thereon. On October 10, 1995 the non-employee directors were each granted a non-statutory stock option to purchase 5,000 shares of the Corporation's Common Stock at $12.3125 per share, the fair market value on such date. Such options become exercisable in three equal annual installments on the first, second and third anniversaries of the date of grant.

     The Corporation has an Audit Committee consisting of Messrs. Lee Paschall, Howard S. Modlin and John L. Segall. Members of the Audit Committee receive an annual fee of $3,000. As part of its responsibilities, the Audit Committee reviews the audit function with the Corporation's independent auditors. During fiscal 1996 the Audit Committee had two (2) meetings. The Corporation does not have a nominating or compensation committee.

     The Corporation has a Stock Option Committee consisting of Messrs. Lee Paschall and Howard S. Modlin. Such Committee, which had no formal meetings during fiscal 1996, determines which executive officers of the Corporation shall be granted stock options under its stock option plans.

                  STOCKHOLDER PROPOSALS -- 1998 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at next year's annual meeting, it must be received by the Corporation, Middlebury, Connecticut 06762-1299, on or before August 10, 1997.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Corporation's regular employees in the total approximate number of three (3). Solicitation will be made by mail, telegram, telephone and in person.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN
                                          Secretary

Dated: Middlebury, Connecticut
       December 10, 1996

                                                                       EXHIBIT A

                           1991 STOCK OPTION PLAN OF
                       GENERAL DATACOMM INDUSTRIES, INC.
                          (AS PROPOSED TO BE AMENDED)

     1. Purpose of the Plan. This Plan (herein called the "Plan") is designed to provide an incentive to key employees, including officers and directors who are employees, of GENERAL DATACOMM INDUSTRIES, INC. (herein called the "Corporation") and its subsidiaries, as defined in Section 425(f) of the Internal Revenue Code of 1986 and to offer an additional inducement in obtaining the services of key personnel.

     2. Stock Subject to the Plan. "Incentive Stock Options" and "Non-Incentive Stock Options" may be granted under the Plan to purchase in the aggregate not more than 3,325,000* shares of Common Stock, $.10 par value, of the Corporation (herein called "Common Stock"), which shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Corporation. Any shares subject to an option which for any reason expires or is terminated unexercised as to such shares shall again become available for options under the Plan.

     3. Administration of the Plan. The Plan shall be administered by the Chairman of the Board and a Stock Option Committee, who shall report to the Board of Directors the names of those granted options, the number of shares covered by each option and the applicable option prices. The Stock Option Committee shall consist of two (2) or more members of the Board of Directors appointed by the Board of Directors who are not employees of the Corporation nor entitled to receive options under the Plan. The Stock Option Committee shall have the exclusive right to grant stock options to employees who are subject to
Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act"), and the Chairman of the Board shall have the exclusive right to make all other grants. Except with respect to grants by the Stock Option Committee, the Chairman of the Board shall have the full power to construe and interpret the Plan and to establish and amend rules, regulations and forms for its administration. The Plan may not be amended, however, without the approval of the Board of Directors which shall also determine which employees are subject to Section 16(a) of the 1934 Act.

     4. Eligibility. The Chairman of the Board and Stock Option Committee may, consistent with the purposes of the Plan and Paragraph 3, grant options from time to time, within ten (10) years from the date of adoption of the Plan by the Board of Directors of the Corporation, to key employees, including officers and directors who are employees of the Corporation or of any of its present subsidiaries or future subsidiary corporations (herein called "Subsidiaries"), and covering such number of shares of Common Stock as may be determined, provided that no employee whose basic salary before bonuses or incentive payments is less than $20,000 per year shall be eligible to receive an option. Employees may receive more than one (l) option under the Plan, but the aggregate fair market value (determined as of the time the option is granted) of the stock for which any employee may exercise incentive stock options for the first time in any calendar year (under all such plans of the Corporation and its subsidiaries) shall not exceed $100,000.

     5. Option Price. The purchase price of the Common Stock under each option shall be determined by the Chairman of the Board and the Stock Option Committee, as the case may be, but shall not be less than the fair market value of the stock at the time of granting of the option except that in the case of Non-Incentive Stock Options, the price may be such lesser price as determined by the Chairman of the Board or Stock Option Committee, as the case may be. Such fair market value shall be taken by the Chairman of the Board and Stock Option Committee as the average between the high and low sale price on the date the option is granted, or, if there is no such sale on that date, then on the last previous day on which such a sale was reported. If the option holder owns more than 10% of the total combined voting power of the Corporation, the

---------------

* As proposed to be amended by Item 2.

purchase price of Incentive Stock Options shall not be less than 110% of the fair market value on the date of grant.

     6. Term of Option. The term of each option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of granting thereof, except that if the option holder owns more than 10% of the total combined voting power of the Corporation and the option is an Incentive Stock Option, such period shall not exceed five (5) years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

     7. Exercise of Option. The option shall be exercisable in whole or in part from time to time during the term thereof as may be determined by the Chairman of the Board or Stock Option Committee, as the case may be, and stated in the option, provided, however, that unless otherwise authorized by the Board of Directors as to all options outstanding under the Plan, no option may be exercised prior to the first anniversary of the date of granting of such option. The option shall be exercised by giving written notice to the Corporation at its principal office, Middlebury, Connecticut, specifying the number of shares purchased and accompanied by payment in full in cash of the aggregate purchase price therefor, or in the alternative, payment may be made by delivery of Common Stock of the Corporation valued at the closing price of such Common Stock on the New York Stock Exchange on the date of exercise. Certificates representing the shares of stock purchased shall be issued as promptly as practicable thereafter. The holder of an option shall not have any rights of a stockholder with respect to the shares covered by his or her option until the date of issuance of a stock certificate for such shares. In no case may a fraction of a share be purchased or issued under the Plan. If fractions of a share would result from any adjustment, the adjustment shall be revised to the next higher whole number of shares.

     8. Termination of Employment. Any option holder whose employment has terminated for any reason other than death or disability may exercise his or her option, to the extent exercisable upon the effective date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option, provided, however, that if employment be terminated either (i) for cause, or (ii) without the employee giving reasonable notice (not less than 30 days unless waived in writing by the Chairman of the Board) said option shall (to the extent not previously exercised) terminate immediately. Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Corporation, of any of the Subsidiaries or of a corporation or its parent or subsidiary issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies.

     9. Death or Disability of Employee. (a) If an option holder dies while he or she is employed by the Corporation or any of the Subsidiaries or within three
(3) months after termination of the option holder's employment [unless such termination was either (i) for cause, or (ii) without the option holder giving reasonable notice (not less than 30 days unless waived in writing by the Chairman of the Board)] the option may be exercised by his or her executor, administrator or other person at the time entitled by law to the option holder's rights under the option, at any time within one (l) year after death, but in no event after the expiration of the term of the option, to the extent of the following schedule:

         TIME FROM GRANT OF OPTION
--------------------------------------------
                   TO THE END    PERCENTAGE
     FROM              OF        EXERCISABLE
---------------    ----------    -----------
1 Day              12 Months          33%
12 Months          24 Months          67%
Over 24 Months                       100%

          (b) In the event that an option holder becomes permanently and totally disabled while in the employ of the Corporation or any of the Subsidiaries, the option holder may, but only within one (l) year next succeeding the day of the commencement of such disability, exercise an option to the extent of the above schedule, but in no event after the expiration of the option. For this purpose, an option holder shall be considered permanently and totally disabled if unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months. An option holder shall not be considered to be permanently and totally disabled unless he or she furnishes proof of the existence thereof in such form and manner, and at such times as a committee appointed by the Chairman of the Board may require. The committee shall consist of three (3) employees who may be officers of the Corporation. Said committee's determination of whether the option holder is permanently and totally disabled shall be final and absolute, and shall not be subject to question by the option holder, a representative of the option holder or the Corporation.

     10. Stock Option Contract. Each option shall be evidenced by an appropriate Stock Option Contract which shall provide, among other things, (a) that the employee agrees that he or she will remain in the employ of the Corporation or its Subsidiaries, at the election of the Corporation, for a period of at least one (l) year from the later of (i) the date the option is granted or (ii) the date to which he or she is then otherwise obligated to remain in the employ of the Corporation, and (b) that in the event of exercise of such option, unless the shares have been registered under the Securities Act of 1933, as amended, the shares subject to option will be acquired for investment and not with a view to distribution thereof. Nothing in the Plan or in any option contract entered into pursuant hereto shall confer upon any employee any right to continue in the employ of the Corporation or the Subsidiaries or interfere in any way with the right of the Corporation or the Subsidiaries to terminate his or her employment at any time without liability to the Corporation or the Subsidiaries.

     11. Adjustments Upon Changes in Common Stock. If additional shares of Common Stock are issued by the Corporation pursuant to a stock split or stock dividend in excess of 5% in any one (1) year, the number of shares of Common Stock then covered by each outstanding option granted hereunder shall be increased proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Common Stock of the Corporation reserved for the purposes of this Plan shall be increased by the same proportion. In the event that the shares of Common Stock of the Corporation are reduced at any time by a combination of shares, the number of shares of Common Stock then covered by each outstanding option granted under the Plan shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of this Plan shall be reduced proportionately with no reduction in the total price of the shares then so covered, and the number of shares of Common Stock reserved for the purposes of this Plan shall be reduced by the same proportion. If the Corporation shall be reorganized, consolidated or merged with another corporation, or if all or substantially all of the assets of the Corporation shall be sold or exchanged, each employee to whom an option has been granted under this Plan shall, at the time of issuance of the stock under such a corporate event, be entitled to receive upon the exercise of the option, the same number and kind of shares of stock or the same amount of property, cash or securities as the employee would have been entitled to receive upon the happening of any such corporate event as if the employee had been, immediately prior to such event, the holder of the number of shares covered by the option. No option adjustment shall be made for stock dividends which are not in excess of 5% (even though the cumulative total of such stock dividends over the life of an option may be in excess of 5%), cash dividends or the issuance to stockholders of the Corporation of rights to subscribe for additional Common Stock or other securities.

     12. Amendments and Termination of the Plan. The Plan shall terminate on December 4, 200l, and an option shall not be granted under the Plan after that date. The Board of Directors without further approval of the shareholders, may at any time suspend or terminate the Plan or amend it from time to time in such respects as it may deem advisable in order that options granted hereunder as Incentive Stock Options shall be "Incentive Stock Options" as defined in Section 422A of the Internal Revenue Code of 1986, or to conform to any change in applicable law or to regulations or rulings of administrative agencies, or may so amend it in any other respect not involving a substantial departure from the principles herein set forth; provided, however, that no amendment shall be effective without prior approval of a majority of the holders of the issued and outstanding shares of Common Stock of the Corporation, which would: (a) except as specified in Paragraph ll, increase the number of shares for which options may be granted under the Plan; or (b) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option, adversely affect the holder's rights under such option.

     13. Non-Transferability of Option. No option granted under the Plan shall be transferable otherwise than by Will or the laws of descent and distribution; and options may be exercised, during the lifetime of the holder thereof, only by such holder.

     14. Restriction on Issuance of Shares. The Corporation shall not be obligated to sell or issue any shares pursuant to any stock option agreement unless:

          (a) the shares with respect to which the option is being exercised have been registered under the Securities Act of 1933, as amended, or are exempt from such registration;

          (b) the prior approval of such sale or issuance has been obtained from any State regulatory body having jurisdiction; and

          (c) in the event the stock has been listed on any stock exchange, the shares with respect to which the option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

     15. Stockholders' Approval. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation at a meeting of its stockholders held within twelve (12) months after the date the Plan is adopted by the Board of Directors and any options granted hereunder prior to such approval shall be conditioned thereon.

                       GENERAL DATACOMM INDUSTRIES, INC.

                   PROXY -- ANNUAL MEETING OF STOCKHOLDERS --

                                FEBRUARY 6, 1997

                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of General DataComm Industries, Inc., hereby constitutes and appoints CHARLES P. JOHNSON, HOWARD S. MODLIN and GERALD GORDON, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at The Chase Manhattan Bank, 11th Floor, 270 Park Avenue, New York, New York, on February 6, 1997 at 4:00 P.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

    (1) FOR [ ]NOT FOR [ ] the election of Lee M. Paschall and John L. Segall to the Board of Directors for a term of three (3) years and until their successors are elected. Authority is withheld with respect to the following nominee:

    (2) FOR [ ] AGAINST [ ] ABSTAIN [ ] the proposal to add 925,000 shares to the Corporation's 199l Stock Option Plan.

    (3) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

    Unless you specify otherwise, this Proxy will be voted "FOR" the election of the nominees as directors and "FOR" the amendment to the 199l Stock Option Plan.

    A majority of said attorneys and proxies, or their substitute at said meeting, or any adjournments thereof (or if only one (l), that one (l)) may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above is hereby revoked.

    IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated December 10, 1996.

                                      Dated:  199_

                                      ------------------------------------------

                                              (Stockholder(s) Signature)

                                      ------------------------------------(L.S.)

                                      ------------------------------------(L.S.)

                                      NOTE: THIS PROXY, PROPERLY COMPLETED,
                                      DATED AND SIGNED, SHOULD BE RETURNED
                                      IMMEDIATELY IN THE ENCLOSED POSTAGE-PAID
                                      ENVELOPE TO GENERAL DATACOMM INDUSTRIES,
                                      INC.